UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41495	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 614-921-8170

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INLX	NYSE American

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2022, Intellinetics, Inc. (the “Company”) entered into an Amendment to the Stock Purchase Agreement dated March 2, 2020, by and among the Company, as the buyer; Graphic Sciences, Inc., as the target; and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich, collectively, the sellers. The Amendment accelerates the final earnout payment by the Company to the sellers to January 2, 2023, and it sets the amount of the final earnout payment at an aggregate of $700,000. Under the terms of the original agreement, the earnout could have equaled a maximum of $833,333, and it was payable by approximately June 1, 2023, based on the financial results of the Company’s subsidiary, Graphic Sciences, Inc.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit
10.1	Amendment to Stock Purchase Agreement, dated November 21, 2022, by and among Intellinetics, Inc., Graphic Sciences, Inc., Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: November 28, 2022